UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2008

155 East Tropicana, LLC
155 East Tropicana Finance Corp.
(Exact name of registrant as specified in its charter)

Nevada Nevada	333-124924 333-124924	20-1363044 20-2546581
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

115 East Tropicana Avenue, Las Vegas, NV		89109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 597-6076

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02                                             Termination of a Material Definitive Agreement.

As previously reported, 155 East Tropicana, LLC (the “Company”) entered into a definitive Asset Purchase Agreement with Hedwigs Las Vegas Top Tier, LLC (the “Buyer”), an affiliate of the investment group led by NTH Advisory Group, LLC and subsequently entered into a first, second and third amendment to the Asset Purchase Agreement (collectively, the “Agreement”). In connection with the third amendment to the Agreement, the Buyer was required to make a $500 thousand payment to the Company on or before June 6, 2008 or the Agreement automatically terminated. The Buyer did not make the payment. Accordingly, the Agreement terminated on June 6, 2008.

Under the terms of the Agreement, the Buyer offered to purchase essentially all of the assets of the Company for a purchase price of $98 million in cash, the payment of certain accrued royalties, and the assumption of certain outstanding liabilities of the Company. The Agreement also provided that the Buyer would be responsible for the Company’s $130 million in principal amount of 8 ¾% Senior Secured Notes due 2012. In connection with the Agreement, the Buyer paid a total of $5.5 million in deposits and extension fees to the Company, which are non-refundable and were fully earned on the dates of payment.

Also as previously reported, the Company entered into a definitive Casino Operations Lease (the “Lease”) with the Buyer. Under the terms of the Lease, upon the closing provided for in the Agreement, the Company, as tenant, would have leased from the Buyer, as landlord, the portion of the hotel in which the gaming operations are presently located and would have conducted all gaming operations until the earlier of (i) the last day of the month following the month in which the Buyer obtains all applicable gaming approvals necessary to conduct the gaming operations or (ii) June 30, 2008, unless otherwise extended pursuant to the terms of the Lease. The commencement of the Lease term was contingent upon the closing provided for in the Agreement.

The foregoing summary of certain terms of the Agreement and the Lease does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement and the Lease, which have been previously filed. A copy of the press release announcing the termination is attached hereto as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits

Item 9.01                                           Financial Statements and Exhibits.

(d)                                Exhibits.

Exhibit 99.1 — Press Release issued June 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

155 EAST TROPICANA, LLC
(Registrant)

	By:	/s/ Deborah J. Pierce
Date: June 9, 2008		Deborah J. Pierce
	Its:	Chief Financial Officer